Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 29, 2010, relating to the financial statements of SmartHeat Inc. for the periods ended December 31, 2009 and 2008, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
May 17, 2010